EXHIBIT 21
                                             HOWELL CORPORATION
                                        Parent and Subsidiaries

                                             December 31, 1995

      The following is a list of all significant operating subsidiaries of the Company on December 31, 1995. Each of the subsidiaries is included in the Company's Consolidated Financial Statements.

                                                               Percentage of
                                                             Voting Securities
                                              Jurisdiction of     Held by
                                              Incorporation  Immediate Parent
                                              -------------  ----------------

Howell Corporation                              Delaware           <F1>
   Howell Crude Oil Company                     Delaware           100%
   Howell Gas Management Company                Delaware           100%
   Howell Hydrocarbons & Chemicals, Inc.        Delaware           100%
   Howell Petroleum Corporation                 Delaware           100%
   Howell Transportation Services, Inc.         Delaware           100%
   Howell Pipeline Texas, Inc.                  Delaware           100%
   Howell Pipeline USA, Inc.                    Delaware           100%
---------------------------

<F1>
Paul N. Howell may be considered a "parent" of the Company. On December 31, 1995, Mr. Howell is deemed to own "beneficially," as that term is defined in Rule 13(d)(3) of the General Rules and Regulations under the Securities Exchange Act of 1934, 24% of the voting securities of the Company.

(/TABLE>



